NEWS BULLETIN
                                             RE:  NN Inc.
                FROM:                             800 Tennessee Road
    The Financial Relations Board                 Erwin, TN  37650
           BSMG WORLDWIDE                         Nasdaq:  NNBR
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FOR FURTHER INFORMATION:

AT THE COMPANY:                               AT THE FINANCIAL RELATIONS BOARD:
---------------                               ---------------------------------
Will Kelly                                    Julie Tu and Maura Gedid
Treasurer & Manager of Investor Relations     (General info)
(423) 743-9151                                212-661-8030


FOR IMMEDIATE RELEASE
August 1, 2000

                    NN INC., SKF, & FAG KUGELFISCHER START
                EUROBALL JOINT VENTURE FOR BALL MANUFACTURING

ERWIN, TENNESSEE/SCHWEINFURT/GOTEBORG - AUGUST 1, 2000 - NN Inc. (Nasdaq: NNBR), Erwin/USA; SKF, Goteborg/Sweden; and FAG Kugelfischer Georg Schafer AG, Schweinfurt/Germany; today announced that they have finalized their previously announced agreement to form a jointly owned stand-alone company in Europe - NN Euroball ApS.

The new company has acquired ball factories located in Pinerolo, Italy (SKF), Eltmann, Germany (FAG) and Kilkenny, Ireland (NN Inc.) with approximately 700 employees and yearly sales of approximately 95 million euro. The company will manufacture and sell high precision chrome steel balls used for ball bearings and other products, and expects that the economy of scale achieved will enhance competitiveness in both cost and quality.

According to the terms of the agreement, NN Inc. will own 54 percent of the shares in the new company, and SKF and FAG will each own 23 percent. Financing for the transaction was provided by HypoVereinsbank Luxembourg S.A. as agent for Bayerische Hypo-und Vereinsbank AG of Munich, Germany. Acquisition financing of approximately 31.5 Million Euro was drawn at closing, and the credit facility provides for additional working capital and capital expenditure financing.

Roderick R. Baty, President & CEO, said, "We are delighted to conclude the formation of Euroball. The new company provides NN with a unique opportunity to expand our customer relationships and serve our worldwide bearing customers. We look forward to working with our new employees at the Eltmann, Germany and Pinerolo, Italy operations."

NN Inc.
Page 2

NN Inc. is a leading manufacturer and supplier of precision steel balls to bearing manufacturers and had sales of US $85.3 million in 1999. SKF, Sweden, is the world's largest bearing company with sales of SEK 36.7 billion in 1999. FAG Kugelfischer, Germany is one of the largest European bearing manufacturers with sales of DEM 3.7 billion in 1999.

          FOR MORE INFORMATION ON NN INC., AT NO COST VIA FACSIMILE,
  PLEASE CALL 1-800-PRO-INFO, AND ENTER CODE #094 , OR STOCK TICKER SYMBOL -
                                      NNBR

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve a number of risks and uncertainties that may cause actual results to be materially different from such forward looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability of raw materials, currency and other risks associated with international trade, the Company's dependence on certain major customers, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-Q for the period ended March 31, 2000 and the Company's Annual Report on 10-K for the fiscal year ended December 31, 1999.


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